SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

______________________

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 Or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 31, 2004

Comcast Corporation
(Exact Name of Registrant as Specified in Charter)

Pennsylvania
(State or Other Jurisdiction of Incorporation)

 000-50093                       27-0000798
(Commission File Number)         (IRS Employer Identification No.)

                            1500 Market Street
                            Philadelphia, PA                    19102-2148
                            (Address of Principal Executive Offices)             (Zip Code)

Registrant's telephone number, including area code: (215) 665-1700

(Former Name or Former Address, if Changed Since Last Report)

______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]     Written communications pursuant to Rule 425 under the Securities Act
  (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act
  (17 CFR 240.14a-12(b))

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the
  Exchange Act (17 CFR 240.14d-2(b))

[ ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the
  Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 23, 2004, the Compensation Committee of the Company’s Board of Directors approved an acceleration of the vesting of all unvested options granted prior to 2003 to purchase shares of the Class A Special Common Stock having an exercise price of $34 or greater and held by current employees, including all executive officers. Options with respect to approximately 15.6 million shares of the Class A Special Common Stock (of which options with respect to approximately 7.7 million shares are held by the executive officers) are subject to this acceleration. This acceleration is effective as of December 31, 2004, provided that holders of incentive stock options  ("ISOs") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, will be given the election to decline the acceleration of an option if such acceleration would have the effect of changing the status of such option for federal income tax purposes from an ISO to a non-qualified stock option. In addition, all executive officers have agreed that they will not sell any shares acquired through the exercise of an accelerated option (other than shares withheld by the Company on account of applicable taxes resulting from the exercise), prior to the date on which the exercise would have been permitted under the option’s original vesting terms.

Because these options have exercise prices in excess of current market values (are “underwater”), and are not fully achieving their original objectives of incentive compensation and employee retention, the acceleration may have a positive effect on employee morale, retention and perception of option value. The acceleration also takes into account the fact that in December 2004, the Company completed the  repurchase of stock options held by certain non-employees for cash (including underwater options) under a stock option liquidity program, and that no such offer (nor any other “solution” for underwater options) has been made to current employees. The acceleration eliminates future compensation expense the Company would otherwise recognize in its income statement with respect to these options once FASB Statement No. 123R (Share-Based Payment) becomes effective in 2005. Assuming that no holders of ISOs elect to decline the acceleration, the maximum future expense that is eliminated is approximately $74.2 million (of which approximately $39.4 million is attributable to options held by executive officers). This amount will instead be reflected in pro forma footnote disclosure to the 2004 and first quarter 2005 financial statements. This footnote treatment is permitted under the transition guidance provided by the FASB.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

            COMCAST CORPORATION

Date: January 6, 2005  By: /s/ Arthur R. Block
            Name: Arthur R. Block
            Title: Senior Vice President,
            General Counsel & Secretary